UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  January 28, 2010

BUILDING MATERIALS CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-81808	22-3276290
(Commission File Number)	(IRS Employer Identification No.)

1361 Alps Road
Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

(973) 628-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Registration No./I.R.S. Employer Identification No.	Address, including zip code and telephone number, including area code, of registrant’s principal executive office

Building Materials Manufacturing Corporation	Delaware	333-69749-01/ 22-3626208	1361 Alps Road Wayne, NJ 07470 (973) 628-3000

Item 7.01 Regulation FD Disclosure

Pursuant to Regulation FD, Building Materials Corporation of America furnishes the information below. Unless the context otherwise requires, references to “BMCA,” “we,” “us,” “our” and the “Company” refer to Building Materials Corporation of America and its consolidated subsidiaries.

On January 28, 2010, the Company disclosed certain material, previously non-public information regarding the Company and its business in connection with an offering of senior secured notes, made only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside the United States under Regulation S of the Securities Act.  The proceeds of this offering are expected to be used, together with cash on hand,  to redeem all of the Company’s outstanding 7 3/4% Senior Notes due 2014 (the “2014 Notes”) at the applicable redemption premium of 103.875%, plus accrued and unpaid interest to the redemption date. Following the redemption of the 2014 Notes, the Company will no longer file reports with the Securities and Exchange Commission and intends to defease the indenture dated July 26, 2004, among the Company, the subsidiary guarantors listed therein and Wilmington Trust Company, as trustee, pursuant to which the 2014 Notes were issued.

This Current Report on Form 8-K does not constitute an offer to sell or solicitation of an offer to buy the senior secured notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful.

The information contained in this Current Report on Form 8-K is being disclosed pursuant to and in accordance with Rule 135c under the Securities Act.

Preliminary Fiscal 2009 Results

Based upon preliminary financial results, we expect net sales for our fiscal year ended December 31, 2009 to be approximately $2.6 billion and Adjusted EBITDA (as defined below) for our fiscal year ended December 31, 2009 to be between $670.0 million and $680.0 million. We estimate that as of December 31, 2009, we had total long-term debt including current maturities of $1,583.7 million and cash and cash equivalents of $380.3 million.

Because the fiscal year has recently ended, this information is unaudited and by necessity, preliminary in nature and based only upon preliminary information available to us as of the date of this Current Report. Investors should exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not provided. We cannot assure you that these preliminary results will not differ from the financial information reflected in our audited financial statements for such period when they have been finalized.

Summary Historical Financial and Other Data

				Nine Months Ended		Twelve Months Ended
	Year Ended December 31,			September 28,	October 4,	October 4,
	2006	2007(1)	2008	2008	2009	2009
	(unaudited)
	(dollars in millions)

Other Data :
Adjusted EBITDA (2)	177.1	232.8	398.9	321.3	522.7	600.2
% Margin	9.0%	10.1%	14.5%	14.9%	24.3%	21.9%
Ratio of Adjusted EBITDA to interest expense (2)						4.0	x
Ratio of total debt to Adjusted EBITDA (2)(3)						2.6	x

(1) The summary consolidated financial data for the fiscal year ended December 31, 2007 includes ElkCorp (“Elk”) from February 22, 2007.

(2) EBITDA is defined as net income increased by interest expense, income taxes, depreciation and the amortization of intangible and other assets including software and is unaudited. Adjusted EBITDA is further adjusted to give effect to expenses related to plant closures and restructuring and other expenses incurred as a result of our acquisition of Elk and is unaudited. EBITDA and Adjusted EBITDA are not alternative measures of financial performance under U.S. generally accepted accounting principles, or GAAP, and should not be considered as alternatives to net income or any other measures of performance under GAAP.  We have included information concerning EBITDA and Adjusted EBITDA in this Current Report because we believe that such information is used by certain investors as one measure of a company’s historical ability to service debt.  We believe these measures are frequently used by investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA and Adjusted EBITDA when reporting their results. Our method of calculating EBITDA and Adjusted EBITDA may not be the same as similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP.  Some of these limitations are:

•                  they do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•                  they do not reflect changes in, or cash requirements for, our working capital needs;

•                  they do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments, on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•                  they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; and

•                  other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business.  We compensate for these limitations by relying on our GAAP results and using EBITDA and Adjusted EBITDA only for supplemental purposes.

See the table presented below for the calculation of Adjusted EBITDA for the respective periods presented.

				Nine Months Ended		Twelve Months Ended
	Year Ended December 31,			September 28,	October 4,	October 4,
Adjusted EBITDA Calculations	2006	2007	2008	2008	2009	2009
	(unaudited) (in millions)
Net Income (loss)	$38.7	$(134.5)	$51.4	$47.4	$205.7	$209.7

Add Back:
Interest expense	61.5	181.4	158.9	119.4	109.0	148.5
Income tax expense (benefit)	24.6	(74.3)	27.5	28.5	116.0	114.9
Depreciation	49.3	69.0	72.4	53.8	53.1	71.7
Amortization of intangible and other assets	3.0	10.2	15.5	11.5	11.0	15.0
Restructuring and other expenses	—	181.0	73.2	60.7	27.9	40.4
Adjusted EBITDA	$177.1	$232.8	$398.9	$321.3	$522.7	$600.2

See the table presented below for the reconciliation of net cash provided by (used in) operating activities to EBITDA and Adjusted EBITDA for the respective periods presented.

				Nine Months Ended		Twelve Months Ended
Reconciliation of GAAP	Year Ended December 31,			September 28,	October 4,	October 4,
to Non-GAAP Financials	2006	2007	2008	2008	2009	2009
	(unaudited) (in millions)

Net cash provided by (used in) operating activities	$72.6	$118.2	$149.2	$(84.0)	$297.1	$530.3
Restructuring and other expenses	—	(181.0)	(73.2)	(60.7)	(27.9)	(40.4)
Deferred income taxes	(2.8)	80.6	(29.3)	(28.2)	1.5	0.4
Non-cash interest charges, net	(4.6)	(9.4)	(9.0)	(6.7)	(17.9)	(20.1)
Change in working capital	7.1	(55.4)	75.9	292.8	46.8	(170.1)
Change in reserve for product warranty claims	0.8	(0.9)	(0.2)	(2.7)	(19.1)	(16.6)
Change in net payable to related parties/parent corporations	14.5	(9.3)	(6.6)	(23.2)	(14.6)	2.0
Other, net	3.4	1.9	32.5	25.4	3.9	10.9
Income tax expense (benefit)	24.6	(74.3)	27.5	28.5	116.0	114.9
Interest expense	61.5	181.4	158.9	119.4	109.0	148.5
EBITDA	177.1	51.8	325.7	260.6	494.8	559.8
Restructuring and other expenses	—	181.0	73.2	60.7	27.9	40.4
Adjusted EBITDA	$177.1	$232.8	$398.9	$321.3	$522.7	$600.2

(3) Total debt excludes the $52.8 million loan which was payable to our parent corporation, which we repaid in December 2009.

Recent Developments

In December 2009, we increased the amount of outstanding letters of credit under our existing Revolving Credit Facility (as defined below) by $37.3 million. This letter of credit was issued to provide credit enhancement for the obligations of G-I Holdings Inc. under its plan of reorganization.

At December 31, 2009, there were no amounts outstanding under our $600.0 million Senior Secured Revolving Credit Facility dated February 22, 2007 (the “Revolving Credit Facility”) and $212.4 million of total letters of credit outstanding, including $171.1 million of letters of credit to provide credit enhancement for the obligations of G-I Holdings Inc. under its plan of reorganization. At December 31, 2009, in addition to the $380.3 million in cash and cash equivalents we had on hand as of such date, we estimated that we had unused availability under the Revolving Credit Facility of $60.2 million which is net of our letters of credit outstanding of $212.4 million.

In November 2009 and December 2009, we declared and paid cash dividends of $19.9 million and $4.3 million, respectively, to our parent corporation.

Forward-Looking Statements

This 8-K contains both historical and forward-looking statements.  These forward-looking statements are only predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee” or other similar words or phrases.  Similarly, statements that describe our objectives, plans or goals also are forward-looking statements.  Our operations are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements.  You are urged to consider these factors carefully in evaluating the forward-looking statements, including the factors described under “Risk Factors” in our Form 10-K for the year ended December 31, 2008.  The forward-looking statements included in this Form 8-K are made only as of the date of this Form 8-K and we undertake no obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.  We cannot assure you that projected results or events will be achieved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BUILDING MATERIALS CORPORATION OF AMERICA
BUILDING MATERIALS MANUFACTURING CORPORATION

Dated: January 28, 2010	By:	/s/ John F. Rebele
	Name:	John F. Rebele
	Title:	Senior Vice President,
Chief Financial Officer and
Chief Administrative Officer